Exhibit 23.1

Independent Auditors’ Consent

The Board of Directors
Donegal Group Inc.:

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania
April 21, 2004